Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

CASI PHARMACEUTICALS, INC.

, 2023

GO GREEN

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON , 2023.

You may obtain a copy of the related proxy statement, the accompanying Notice of Special Meeting of Stockholders, and the form of proxy card without charge by visiting www.casipharmaceuticals.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

00030000030000000000 8 032423

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASI PHARMACEUTICALS, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. ***The Merger Proposal -*** to approve and adopt the agreement and plan of merger (the "Merger Agreement") by and between the Company and CASI Pharmaceuticals Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company ("CASI Cayman"), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the "Plan of Merger"), pursuant to which the Company will merge with and into CASI Cayman, with CASI Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share, par value US$0.0001 each, of CASI Cayman credited as fully paid (the "Redomicile Merger"); and	☐	☐	☐
1.2. ***The Adjournment Proposal -*** to consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the Redomicile Merger at the time of the Special Meeting.	☐	☐	☐

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the merger proposal and the adjournment proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of CASI Pharmaceuticals, Inc. or shall vote in person at the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .---------------- 14475CASI PHARMACEUTICALS, INC.SPECIAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Rui Zhang and Alexander Zukiwski, MD and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Special Meeting of Stockholders to be held at the ____________ on _________ at 9:00 a.m. and at any adjournment or postponement thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse. (Continued and to be signed on the reverse side) 1.1